Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 15, 2026, with respect to the consolidated financial statements of Barfresh Food Group Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/Eide Bailly LLP
Denver, Colorado
April 15, 2026